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                               EXHIBIT INDEX


EXHIBIT NO.       TITLE OF DOCUMENT

    23.    1a.    Consents of Kenny S&P Evaluation
                  Services, a division of J.J. Kenny
                  Co., Inc.

           1b.   Consent of Deloitte & Touche LLP

           1d.   Consent of Standard & Poor's
                  Ratings Services, a division of The
                  McGraw-Hill Companies, Inc.

    27.    1.    Financial Data Schedule of
                 Dean Witter Select Municipal Trust,
                 Insured Intermediate Term Series 13

           2.    Financial Data Schedule of
                 Dean Witter Select Municipal Trust,
                 Long Term Portfolio Series 122